Exhibit 10.1

AMENDED AND RESTATED

ALIBABA.COM CORPORATION

1999 SHARE OPTION PLAN

(Adopted as of 15 November 1999 and amended by Directors’ Resolutions passed on 29 October 2002 and 13 May 2004

1.	PURPOSE

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Alibaba.com Corporation (the “Company”), its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 24. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act.

2.	SHARES SUBJECT TO THE PLAN

2.1	Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 34,500,000 Shares. Subject to Sections 2.2, 5.10 and 18, Shares subject to Options previously granted will again be available for grant and issuance in connection with future Options under this Plan to the extent such Shares: (i) cease to be subject to issuance upon exercise of an Option, other than due to the exercise of such Option; or (ii) are issued upon exercise of an Option but are forfeited or repurchased by the Company at the original exercise price. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Options granted and outstanding under this Plan.

2.2	Adjustment of Shares. In the event that the number of issued ordinary shares of the Company’s Ordinary Shares is changed by a share dividend, recapitalization, share split, reverse share split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan and (ii) the Exercise Prices of and number of Shares subject to outstanding Options will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

3.	ELIGIBILITY

ISOs (as defined in Section 5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSO’s (as defined in Section 5 hereof) may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. Share Appreciation Rights (as defined in Section 7 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company as determined by the Committee; provided that no such employees shall be California residents. A person may be granted more than one Option under this Plan.

4.	ADMINISTRATION.

4.1	Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Share Option Agreement (as defined in Section 5 hereof) and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	approve persons to receive Options;

(d)	determine the form and terms of Options, including the Exercise Price;

(e)	determine the number of Shares or other consideration subject to Options;

(f)	determine whether Options will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Options under this Plan or options under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	determine which employees are eligible for the award of Share Appreciation Rights and whether to award Share Appreciation Rights to any person in addition to or in lieu of Options, approve persons to receive Share Appreciation Rights and determine the form and terms and all other matters relating to such Share Appreciation Rights;

(h)	grant waivers of any conditions of this Plan or any Option;

(i)	determine the terms of vesting and exercisability of Options;

(j)	correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Option, any Share Appreciation Rights, any Share Option Agreement or any Exercise Notice (as defined in Sections 5 and 7 hereof);

(k)	determine whether an Option or Share Appreciation Right has been earned; and

(l)	make all other determinations necessary or advisable for the administration of this Plan.

4.2	Committee Discretion. Unless in contravention of any express terms of this Plan or Option or Share Appreciation Right, any determination made by the Committee with respect to any Option or Share Appreciation Right will be made in its sole discretion either (i) at the time of grant of the Option or Share Appreciation Right, or (ii) subject to Section 5.9 hereof or Section 7.1 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Option or Share Appreciation Right under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant Options or Share Appreciation Rights under this Plan, provided such officer or officers are members of the Board.

5.	OPTIONS

The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (the “ISOs”) or Nonqualified Stock Options (the “NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1	Form of Option Grant. Each Option granted under this Plan will be evidenced by an Agreement which will expressly identify the Option as an ISO or an NQSO (the “Share Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. The Share Option Agreement may, in the sole discretion of the Committee, include a provision requiring the Participant to agree to a “same-day sale” of all Shares in respect of which the Option is exercised as set forth in Section 6.1(e)(ii) through a broker-dealer proposed by the Committee and acceptable to the Participant.

5.2	Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Share Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3	Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 11 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Share Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all shares of the Company or of any Parent or Subsidiary of the Company (the “Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4	Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 6 hereof.

5.5	Method of Exercise. Options may be exercised only by delivery to the Company of a written share option exercise notice (the “Exercise Notice”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Notice will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Notice, if any, and (iii) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Participant shall execute and deliver to the Company the Exercise Notice together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

5.6	Termination. Subject to earlier termination pursuant to Sections 18 or 19 hereof and notwithstanding the exercise periods set forth in the Share Option Agreement, exercise of an Option will always be subject to the following:

(a)	If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO) but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Participant’s Termination other than for Cause), then Participant’s Options may be exercised, only to the extent that such Options are exercisable by Participant on the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period not exceeding five (5) years after the Termination Date as may be determined by the Committee, with any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

(c)	If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7	Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8	Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive share option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 18 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9	Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price.

5.10	No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 75,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2. hereof) over the term of the Plan.

6.	PAYMENT FOR SHARE PURCHASES

6.1	Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company owed to the Participant;

(b)	by surrender of shares that: (i) either (A) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)	by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d)	by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(e)	provided that a public market for the Company’s shares exists:

(i)	through a “same day sale” commitment from the Participant and a broker-dealer that is approved by the Committee (the “Approved Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the Approved Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii)	through a “margin” commitment from the Participant and an Approved Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the Approved Dealer in a margin account as security for a loan from the Approved Dealer in the amount of the total Exercise Price, and whereby the Approved Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company;

(f)	by any combination of the foregoing; or

(g)	any other form or method of payment approved by the Committee.

6.2	Loan Guarantees. The Committee may, in its sole discretion, elect to assist the Participant in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

7.	SHARE APPRECIATION RIGHTS.

7.1	Grant. The Committee may grant Options that are replaceable by Share Appreciation Rights. The Committee may, in its absolute discretion, if satisfied that a Participant, or class of potential Participants, may not, or should not, hold Options and/or Shares by reason of the applicable laws of a relevant jurisdiction, replace an Option with a Share Appreciation Right. Upon exercise of a Share Appreciation Right, a Participant shall receive payment from the Company of an amount equal to the amount by which, at the date of exercise, (i) the Fair Market Value of Shares subject to the Options(s) that are replaced by the Share Appreciation Right(s) exceeds (ii) the aggregate Exercise Price of such Option(s). If an Option is replaced by a Share Appreciation Right, the Participant shall be entitled to exercise only such Share Appreciation Right and shall not be entitled to exercise the Option or hold Shares. Except as set forth below, a Share Appreciation Right shall be exercisable at such times and to the extent that the related Option is exercisable, except as otherwise specified by the Committee.

7.2	Method of Exercise. Share Appreciation Rights may be exercised only by delivery surrender to the Company of an Notice of Exercise of the Share Appreciation Rights in the form annexed to the Share Option Agreement. Within 45 days after receipt of such Notice of Exercise, the Committee shall ensure that payment is made to the Participant or at his or her direction by the Company or, where the Participant is employed by a Subsidiary, by such Subsidiary at the Committee’s option, in such currency as the Committee determines in its absolute discretion is, pursuant to applicable law, legally required or advisable. Where the amount payable on exercise of a Share Appreciation Right is calculated in one currency and to be paid in another, the Committee shall determine the applicable exchange rate on the basis of the rates published in respect of the two currencies in such financial publication or by such financial service and on such date as the Committee considers appropriate.

8.	WITHHOLDING TAXES.

8.1	Withholding Generally. Whenever Shares are to be issued in satisfaction of Options granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax, stamp duty or other relevant tax requirements in the U.S. or elsewhere prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options or Share Appreciation Rights are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax, stamp duty or other relevant tax requirements.

8.2	Share Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of minimum Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

9.	PRIVILEGES OF SHARE OWNERSHIP.

9.1	Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that the Participant will have no right to vote on or retain such share dividends or share distributions with respect to Unvested Shares that are repurchased pursuant to Section 11 hereof.

9.2	Financial Statements. To the extent required by applicable law, the Company will provide financial statements to each Participant in California annually during the period such Participant has Options outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Participants when issuance is limited to key employees whose services in connection with the Company assure them access to equivalent information.

10.	TRANSFERABILITY. Options and Share Appreciation Rights granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution and may not be made subject to execution, attachment or similar process; provided, however, that, (i) during Participant’s lifetime, Participant can transfer Nonstatutory Stock Options to his or her Family Members by gift or pursuant to domestic relations order in the settlement of marital property rights; and (b) following Participant’s death, Options and Share Purchase Rights may be transferred by will or by the laws of descent and distribution. The terms of the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

11.	RESTRICTIONS ON SHARES.

11.1	Right of First Refusal. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Share Option Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party at the price set forth in the relevant Share Option Agreement, provided, that such right of first refusal terminates upon the Company’s initial public offering of ordinary shares on a recognized stock exchange.

11.2	Right of Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Share Option Agreement a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time within the later of ninety (90) days after Participant’s Termination Date and the date Participant purchases Shares upon exercise of an Option at the Participant’s Exercise Price. The right of repurchase shall lapse in accordance with the vesting schedule set forth in Participant’s Share Option Agreement to which such Unvested Shares relate or earlier if so provided in Section 18 of this Plan. In addition, the Committee may reserve to itself and/or its assignee(s) in the Share Option Agreement, as may be amended from time to time, a right to repurchase Vested Shares at Fair Market Value in the event that the Participant is terminated for Cause or in the event that the Participant, while performing services to the Company or during such period of time after the Participant’s termination as may be specified in the Participant’s Share Option Agreement, as amended from time to time: (i) becomes an officer, director, employee, consultant, advisor, partner of, or a stockholder or other proprietor owning more than a five percent (5%) interest in, any competitor (as defined in the Participant’s Share Option Agreement, as amended from time to time); or (ii) knowingly performs any act which may confer any competitive benefit or advantage upon any competitor (as defined in the Participant’s Share Option Agreement, as amended from time to time). The Company’s right to repurchase shares at Fair Market Value shall lapse at the end of such period of time and/or upon the occurrence of such conditions as may be specified in the Participant’s Share Option Agreement, as amended from time to time.

12.	VOTING RIGHTS OF VESTED SHARES. If the Participant shall no longer be providing services to the Company or to any Parent or Subsidiary of the Company, any voting rights attached to any Vested Shares held by such Participant shall, at any general meeting or extraordinary general meeting of the Company, be deemed to be automatically exercised by such Participant in proportion to the total votes casted by holders of all shares convertible into Ordinary Shares and holders of Ordinary Shares voting as a single class (excluding such holders who were also Participants of the Plan who no longer provide services to the Company or to any Parent or Subsidiary of the Company).

13.	CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such share transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or other regulatory authorities in the relevant jurisdiction or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.	ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares set forth in Section 11 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with share powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.

15.	EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Options (including Share Appreciation Rights, if relevant) in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Ordinary Shares of the Company or other consideration, to the extent legally permissible in any relevant jurisdiction and based on such terms and conditions as the Committee and the Participant may agree.

16.	SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. This Plan is intended to comply with Section 25102(o) of the California Corporations Code. Any provision of this Plan which is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o). An Option will not be effective unless such Option is in compliance with all applicable federal and state and foreign securities laws, rules and regulations of any governmental body in the relevant jurisdiction, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals or confirmations from governmental agencies in the relevant jurisdiction in relation to securities, foreign exchange or other rules or regulations that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body in the relevant jurisdiction in relation to securities, foreign exchange or other rules or regulations that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or other regulatory authorities in the relevant jurisdiction or to effect compliance with the exemption, registration, qualification or listing requirements of any U.S. state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so. Where, due to any applicable law in any relevant jurisdiction, the Company is precluded from issuing any Share or making any payments under this Plan in a particular currency, the Committee may, in its absolute discretion, make arrangements directly or through a Subsidiary or any other entity to comply with all such applicable laws, and shall use all reasonable efforts to ensure that the Participant, in lieu of the Shares, receives the value of the shares or payment in each case in a currency which is legally authorized in the relevant jurisdiction.

17.	NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option or Share Appreciation Right granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without Cause.

18.	CORPORATE TRANSACTIONS.

18.1	Assumption or Replacement of Options or Share Appreciation Rights by Successor or Acquiring Company. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative shareholdings and the Options and Share Appreciation Rights granted under this Plan are assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all Participants), (iii) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder which merges with the Company in such merger, or which owns or controls another corporation which merges with the Company in such merger) cease to own their shares or other equity interests in the Company, or (iv) the sale of all or substantially all of the assets of the Company, any or all outstanding Options, Share Appreciation Rights and Unvested Shares may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants; provided, that (x) any such assumption, conversion or replacement shall be on terms no less favorable to the Participants than the terms of this Plan and the relevant Share Option Agreement and (y) if a Participant is Terminated by the successor or acquiring corporation (if any) other than for Cause, death or Disability within one year from the date of assumption, conversion or replacement of all outstanding Options, Share Appreciation Rights and Unvested Shares, then the vesting of such Participant’s Options, Share Appreciation Rights and Unvested Shares shall be accelerated so that they are immediately vested in full. In the event such successor or acquiring corporation (if any) does not assume, convert, replace or substitute Options, Share Appreciation Rights or Unvested Shares, as provided above, pursuant to a transaction described in this Section 18.1, then notwithstanding any other provision in this Plan to the contrary, the vesting of such Options, Share Appreciation Rights or Unvested Shares will accelerate and become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and if such Options or Share Appreciation Rights are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

18.2	Other Treatment of Options. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18 hereof, in the event of the occurrence of any transaction described in Section 18.1 hereof, any outstanding Options, Share Appreciation Rights and Unvested Shares will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

18.3	Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option or Share Appreciation Right under this Plan in substitution of such other company’s option, or (ii) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option or Share Appreciation Right under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option or Share Appreciation Right rather than assuming an existing option, such new Option or Share Appreciation Right may be granted with a similarly adjusted Exercise Price.

19.	ADOPTION AND SHAREHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board or as of a prior or future date designated by the Board (the “Effective Date”). This Plan will be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Options and/or Share Appreciation Rights pursuant to this Plan; provided, however, that: (i) no Option or Share Appreciation Right may be exercised prior to initial shareholder approval of this Plan; (ii) no Option or Share Appreciation Right granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company in accordance with the Company’s Articles of Association; (iii) in the event that initial shareholder approval is not obtained within the time period provided herein, all Options and Share Appreciation Rights granted hereunder shall be canceled, any Shares issued pursuant to any exercised Option or Share Appreciation Rights shall be canceled and rescinded; and (iv) Options and Share Appreciation Rights granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by shareholders shall be canceled.

20.	TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California.

21.	AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Share Option Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

22.	NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of share options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.	SEVERABILITY. If one or more provision of this Plan are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

24.	DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Cause” means if the Participant (i) willfully disobeys a lawful order, rule, or policy of the Company or its Subsidiary or is habitually neglectful in his/her duties; (ii) act in serious, willful or persistent breach of his/her responsibilities or duties of his/her employment, including lack of performance, or negligent performance, of specific duties; (iii) is guilty of fraud or dishonesty or of any criminal act; (iv) has misrepresented or withheld or made a false statement in respect of any material fact in connection with his/her employment with the Company or its Subsidiary; (v) materially breaches the provisions of any agreement or understanding between the Participant and the Company or its Subsidiaries regarding the terms of the Participant’s employment, including a breach of any applicable invention assignment and confidentiality agreement or similar agreement; and (vi) conduct himself/herself in a manner that is materially adverse to the interests of the Company or any of its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Company” means Alibaba.com Corporation or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Ordinary Shares determined as follows:

(a)	if such Ordinary Shares are then quoted on the Nasdaq National Market, their closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Ordinary Shares are listed on The Stock Exchange of Hong Kong, their closing price on The Stock Exchange of Hong Kong on the date of determination as reported in The South China Morning Post;

(c)	if such Ordinary Shares are publicly traded and are then listed on a securities exchange, their closing price on the date of determination on the principal securities exchange on which the Ordinary Shares are listed or admitted to trading as reported in The Wall Street Journal (or a comparable financial newspaper in the jurisdiction where the principal securities exchange is located);

(d)	if such Ordinary Shares are publicly traded but are not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board may determine); or

(e)	if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns shares representing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

“Participant” means a person who receives an Option under this Plan.

“Plan” means this Alibaba.com Corporation 1999 Share Option Plan, as amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means the Company’s Ordinary Shares reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18 hereof, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns shares representing fifty percent (50%) or more of the total combined voting power of all classes of share in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Share Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” with respect to an Option that has been exercised means Shares that are not vested pursuant to the vesting schedule set forth in the Share Option Agreement to which such Option relates.

“Vested Shares” with respect to an Option that has been exercised means shares that are vested pursuant to the vesting schedule set forth in the Share Option Agreement to which such Option relates.